Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A5 of our report dated March 10, 2023 (except for the effects of the stock split described in Note 1 and Note 20 (Subsequent Events) as to which the date is April 13, 2023), relating to the financial statements T1V, Inc. for the years ended December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

May 23, 2023